UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 23, 1999



                     Ocean Energy, Inc. 401(k) Savings Plan
             (Exact name of registrant as specified in its charter)

         Louisiana                     0-25058                72-1210660
(State or other jurisdiction of   (Commission File         (I.R.S. Employer
incorporation or organization)          Number)           Identification No.)

    1001 Fannin, Suite 1600, Houston, Texas                 77002-6714
     (Address of principal executive offices)                (Zip code)

                                 (713) 265-6000
              (Registrant's telephone number, including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)



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Item 5.  Other Events.

         Effective March 30, 1999, Ocean Energy, Inc., a Delaware corporation ("Ocean"), merged with and into Ocean Energy, Inc., a Texas corporation (formerly known as Seagull Energy Corporation and referred to herein as the "Company"), pursuant to an Agreement and Plan of Merger dated November 24, 1998, as amended, between Ocean and the Company (the "Merger"). Prior to the Merger, Provost, Salter, Harper & Alford, L.L.C., independent public accountants, served as auditor for the Ocean Energy, Inc. 401(k) Savings Plan (the "Savings Plan"). KPMG LLP, independent public accountants, was elected as the Company's auditor at the annual shareholders' meeting on May 25, 1999.

         The Company, as administrator of the Savings Plan, has appointed KPMG LLP as independent auditors of the Savings Plan for the fiscal year ending December 31, 1998.

Item 7.  Financial Statements and Exhibits

(c)      The following exhibits are filed as part of this report:

         16 Letter from Provost, Salter, Harper & Alford, L.L.C. regarding change in independent public accountants.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    June 23, 1999

                                                 Ocean Energy, Inc.


                                            By:   /s/ William L. Transier
                                                  William L. Transier
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)

                                  Exhibit Index



Exhibit                                                                 Page
Number   Description                                                   Number

16       Letter from Provost, Salter, Harper & Alford, L.L.C.
         regarding change in independent public accountants.